Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES STRONG SECOND QUARTER 2014 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.40 PER SHARE;

BOARD DECLARES THIRD QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., August 7, 2014 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2014 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2014 was $14.5 million, or $0.40 per share, after preferred dividends and $0.10 per share in incentive compensation on net investment income.

•	Net increase in net assets resulting from operations for the quarter ended June 30, 2014 was $12.0 million, or $0.33 per share.

•	Net Asset Value per share at June 30, 2014 decreased to $15.31 per share from $15.32 at March 31, 2014.

•	Total acquisitions during the quarter ended June 30, 2014 were $169 million and total acquisitions net of total dispositions were $81 million.

•	In May, we received a $75 million leverage commitment from the Small Business Administration (the “SBA”), which will provide access to another source of attractively priced capital.

•	In June, we increased the aggregate principal commitment on the TCPC Funding Facility to $200 million and expanded the accordion feature to $250 million.

•	In June, we also closed a private placement of $108 million aggregate principal amount of 5.25% convertible senior unsecured notes due December 2019.

•	In July, we opened a San Francisco office anchored by our energy technology team, which is led by Todd Jaquez-Fissori.

•	On August 7, 2014, our board of directors declared a third quarter dividend of $0.36 per share, payable on September 30, 2014 to shareholders of record as of September 16, 2014.

“We delivered strong results for the second quarter ended June 30, 2014,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz.  “We continued to deploy capital at a strong pace, investing approximately $169 million in 14 different transactions, and increased the value of our portfolio to $895 million from $816 million last quarter.  The quality of our diversified portfolio remains strong and we were able to out-earn our dividend by $0.04 per share this quarter.”

“We significantly enhanced our financing flexibility during the quarter.  We received a $75 million leverage commitment from the SBA, expanded our TCPC Funding Facility to $200 million, and completed a $108 million private placement of convertible notes. In July, we completed our fourth follow-on equity offering for net proceeds of $90.4 million.  With access to a variety of attractive financing options, we are well positioned to continue to capitalize on strong demand for growth capital from middle market companies and to deliver high risk-adjusted returns to our shareholders.”

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PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2014, our investment portfolio consisted of debt and equity positions in 74 portfolio companies with a total fair value of approximately $894.7 million. Debt positions represented approximately 97% of the portfolio fair value, over 99% of which were senior secured debt. Equity positions represented approximately 3% of our investment portfolio.

As of June 30, 2014, the weighted average annual effective yield of our debt portfolio was approximately 10.7%.(1) As of June 30, 2014, approximately 77% of our debt portfolio at fair value had floating interest rates, approximately 89% of which had interest rate floors, and approximately 23% of our debt portfolio had fixed interest rates. As of June 30, 2014, we had no debt investments on non-accrual status.

During the three months ended June 30, 2014, we invested approximately $169 million in nine new and five existing portfolio companies. The investments were comprised of approximately $157 million in senior secured loans and $12 million in senior secured notes. Additionally, we received proceeds from sales and repayments of investment principal of approximately $88 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of June 30, 2014, total assets were $958.6 million, net assets applicable to common shareholders was $554.4 million and net asset value per share was $15.31, as compared to $857.4 million, $554.7 million, and $15.32 per share, respectively on March 31, 2014.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2014 was approximately $24.6 million, or $0.68 per share, including $0.02 per share from prepayment income, and $0.04 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.02 per share.

Total operating expenses for the three months ended June 30, 2014 were approximately $6.2 million, or $0.17 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $3.6 million, or $0.10 per share and a decrease in the reserve for incentive compensation of $0.6 million, or $0.02 per share. Excluding incentive compensation, annualized second quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 4.7% of average net assets.

Net investment income for the three months ended June 30, 2014 was approximately $18.4 million, or $0.51 per share, before related incentive compensation and preferred dividends. Net investment income after related incentive compensation and preferred dividends was $14.5 million, or $0.40 per share.

Net realized gains for the three months ended June 30, 2014 were $0.9 million, or $0.03 per share. During the three months ended June 30, 2014, we recognized $3.9 million, or $0.11 per share, in net unrealized depreciation, primarily due to our investment in Marsico Capital Management, an investment made prior to our initial public offering as part of our legacy distressed strategy and which has yielded significant income over many years, and to an unrealized mark to market adjustment on certain of our aircraft leased to United Airlines. Net realized and unrealized losses for the three months ended June 30, 2014 were $3.0 million, or $0.08 per share.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended June 30, 2014 was $12.0 million, or $0.33 per share.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

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LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2014, available liquidity was approximately $284.2 million, comprised of approximately $29.4 million in cash and cash equivalents, approximately $8.8 million in net outstanding settlements, and $246 million in available capacity under the leverage program.

Total leverage outstanding at June 30, 2014 was $384.5 million, comprised of $145.0 million under our revolving credit facilities, $105.5 million of convertible notes and $134.0 million under our preferred equity facility. The weighted average interest rate on amounts outstanding on the total leverage program as of March 31, 2014 was 2.63%.

Leverage Program ($633 million):	Rate	Maturity
$116mm Partnership Credit Facility	LIBOR + 0.44%*	July 2016
$200mm TCPC Funding Credit Facility	LIBOR + 2.50%	May 2017
$108mm Convertible Senior Unsecured Notes	5.25%	Dec 2019
$75mm Committed Leverage from the SBA	TBD	Ten Years
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

* Changes to LIBOR + 2.50% in August 2014

RECENT DEVELOPMENTS

On August 1, 2014, the Company closed a public offering of 5.4 million shares of its common stock at $17.33 per share, for gross proceeds of approximately $93.6 million and net proceeds of $90.4 million, net of underwriter discounts and approximately $0.4 million of expenses related to the offering.

On August 7, 2014, the Company’s board of directors declared a third quarter cash dividend of $0.36 per share payable on September 30, 2014 to stockholders of record as of the close of business on September 16, 2014.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, August 7, 2014 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 69058321 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2014 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 14, 2014. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 69058321.

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TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $825,953,904 and $684,569,508, respectively)	$827,560,564	$678,326,915
Companies 5% to 25% owned (cost of $54,237,483 and $73,946,547, respectively)	50,409,131	69,068,808
Companies more than 25% owned (cost of $41,400,990 and $42,588,724 respectively)	16,699,429	18,867,236
Total investments (cost of $921,592,377 and $801,104,779, respectively)	894,669,124	766,262,959

Cash and cash equivalents	29,379,532	22,984,182
Receivable for investments sold	17,396,874	3,605,964
Accrued interest income:
Companies less than 5% owned	8,213,741	6,282,353
Companies 5% to 25% owned	372,400	415,061
Companies more than 25% owned	35,257	41,691
Deferred debt issuance costs	7,351,121	2,969,085
Options (cost $51,750)	1,855	14,139
Prepaid expenses and other assets	1,185,503	753,768
Total assets	958,605,407	803,329,202

Liabilities
Debt	250,500,788	95,000,000
Payable for investments purchased	8,561,631	14,706,942
Incentive allocation payable	3,613,830	3,318,900
Payable to the Investment Manager	1,750,735	1,121,108
Interest payable	882,820	430,969
Unrealized depreciation on swaps	208,862	331,183
Accrued expenses and other liabilities	2,598,420	3,136,010
Total liabilities	268,117,086	118,045,112

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	494,140	504,252
Total preferred limited partner interests	134,494,140	134,504,252

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	1,602,199	1,168,583

Net assets applicable to common shareholders	$554,391,982	$549,611,255

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 36,200,130 and
36,199,916 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	36,200	36,200
Paid-in capital in excess of par	670,361,329	667,842,020
Accumulated net investment income	24,543,049	24,016,095
Accumulated net realized losses	(111,661,878)	(105,800,278)
Accumulated net unrealized depreciation	(27,284,519)	(35,314,199)
Non-controlling interest	(1,602,199)	(1,168,583)
Net assets applicable to common shareholders	$554,391,982	$549,611,255

Net assets per share	$15.31	$15.18

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TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Investment income
Interest income:
Companies less than 5% owned	$22,333,382	$12,247,602	$40,474,125	$27,487,968
Companies 5% to 25% owned	1,357,315	1,202,653	2,694,179	2,096,165
Companies more than 25% owned	234,835	312,268	492,462	642,585
Dividend income:
Companies 5% to 25% owned	-	-	1,968,748	-
Other income:
Companies less than 5% owned	319,582	419,415	954,316	576,948
Companies 5% to 25% owned	87,504	118,653	208,543	219,756
Companies more than 25% owned	254,682	168,604	463,572	311,515
Total investment income	24,587,300	14,469,195	47,255,945	31,334,937

Operating expenses
Management and advisory fees	3,104,872	1,940,295	5,991,080	3,905,033
Interest expense	1,019,751	186,702	1,476,612	323,109
Amortization of deferred debt issuance costs	429,394	142,914	802,148	251,478
Administrative expenses	379,469	167,808	636,275	335,616
Legal fees, professional fees and due diligence expenses	355,237	162,152	559,393	301,204
Commitment fees	215,864	38,506	407,062	61,094
Director fees	81,670	72,000	167,382	143,809
Insurance expense	64,928	42,522	118,828	78,795
Custody fees	60,849	30,232	111,656	59,651
Other operating expenses	449,058	224,535	768,644	417,506
Total operating expenses	6,161,092	3,007,666	11,039,080	5,877,295

Net investment income	18,426,208	11,461,529	36,216,865	25,457,642

Net realized and unrealized gain (loss) on
investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	125,710	(4,095,160)	(6,670,011)	(3,577,502)
Investments in companies 5% to 25% owned	808,036	-	808,411	-
Net realized gain (loss)	933,746	(4,095,160)	(5,861,600)	(3,577,502)
Net change in net unrealized appreciation/depreciation	(3,945,684)	4,753,522	8,029,680	6,591,253
Net realized and unrealized gain (loss)	(3,011,938)	658,362	2,168,080	3,013,751

Dividends on Series A preferred equity facility	(356,677)	(392,669)	(725,812)	(786,082)
Net change in accumulated dividends on Series A
preferred equity facility	(383)	19,111	10,112	35,122
Distributions of incentive allocation to the General Partner from:
Net investment income	(3,613,830)	(2,217,594)	(7,100,233)	(4,941,336)
Net realized gains	-	(258,441)	-	(258,441)
Net change in reserve for incentive allocation	602,388	126,768	(433,616)	(344,310)

Net increase in net assets applicable to common
shareholders resulting from operations	$12,045,768	$9,397,066	$30,135,396	$22,176,346
Basic and diluted earnings per common share	$0.33	$0.40	$0.83	$0.98
Basic and diluted weighted average common shares
outstanding	36,200,021	23,639,742	36,199,969	$22,564,670

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ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses.  TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise.  TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's registration statement filed on Form N-2 dated June 27, 2014 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com

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